                                                                EXHIBIT 99.d(xi)

             AMENDMENT NUMBER 2 TO INVESTMENT SUB-ADVISORY AGREEMENT

      The Investment Sub-Advisory Agreement between Hartford Investment Financial Services Company and Wellington Management Company, LLP ("Wellington Management") dated March 3, 1997, as amended by Amendment Number 1 to Investment Sub-Advisory Agreement dated December 31, 1997 (the "Agreement") is hereby amended to include The Hartford Growth and Income Fund (the "Fund") as an additional Portfolio. All provisions in the Agreement shall apply to the Fund except that the management fee shall be as follows:

      A fee accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset value of the Fund:

     Net Asset Value                                          Annual Rate
     ---------------                                          -----------
     First $50,000,000                                        0.325%
     Next $100,000,000                                        0.250%
     Next $350,000,000                                        0.200%
     Next $500,000,000                                        0.150%
     Amount Over $1 Billion                                   0.125%

      Wellington Management shall waive 100% of its sub-advisory fee until shareholder assets of the Fund reach $50 million (exclusive of money invested by HIFSCO or its affiliates).

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 1998.

                                 HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY

                                 By: /s/ Joseph H. Gareau
                                    ----------------------------------------
                                         Joseph H. Gareau
                                 Title:  Executive Vice President


                                 WELLINGTON MANAGEMENT
                                 COMPANY, LLP

                                 By: /s/ Duncan M. McFarland
                                    ---------------------------------------
                                         Duncan M. McFarland
                                 Title:  President and Chief Executive Officer